FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2006

UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois	60631
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (773) 399-8900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01(a). Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 15, 2006, United States Cellular Corporation (“U.S. Cellular”) received a letter from the staff of The New York Stock Exchange (“NYSE”) indicating that U.S. Cellular has been identified as a late filer as a result of its failure to file its quarterly report on Form 10-Q for the period ended September 30, 2006 on a timely basis in compliance with Section 13 or 15(d) of the Securities Exchange Act of 1934.  The letter also notes that U.S. Cellular will be posted to the late filers list on the “Listing Standards” page on the NYSE website and “.LF” will be appended to U.S. Cellular’s trading symbols for its debt that is listed on the NYSE. Accordingly, UZG will trade as UZG.LF and UZV will trade as UZV.LF.  The website posting and indicator will remain in effect until U.S. Cellular is current with all reporting requirements with the SEC.

U.S. Cellular intends to file its Form 10-Q for the period ended September 30, 2006 with the Securities and Exchange Commission (“SEC”) as soon as possible.   U.S. Cellular expects to be current with all reporting requirements of the SEC and the listing requirements of the NYSE  when it files such Form 10-Q.

Item 9.01.  Financial Statements and Exhibits

(d)       Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation
(Registrant)

Date: November 20, 2006

By:	/s/ Kenneth R. Meyers
Kenneth R. Meyers
Executive Vice President — Finance,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description

99.1	Private Securities Litigation Reform Act of 1995 Safe Harbor
Cautionary Statement